UNITED CITIES GAS
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                                  URGENT NOTICE

October 30, 1996

Dear United Cities Shareholder:

The Special Meeting of Shareholders of United Cities Gas Company is scheduled to be held on November 12, 1996, and we have attempted to contact you by telephone to discuss the important meeting agenda. To date we have been unable to reach you by phone.

It is extremely important that we discuss this critical Special Meeting and the events surrounding it with you. We would appreciate it if you would take a moment and please call during business hours, our proxy solicitor, Corporate Investor Communications, Inc. (CIC) at (888) 868-3347, or collect at (201) 896-1900.

Thank you for your interest in the affairs of United Cities Gas Company. I appreciate your cooperation.

Sincerely,


Gene C. Koonce
Chairman of the Board, President and
Chief Executive Officer

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                               UNITED CITIES GAS
                                     [LOGO]

November 1996

Dear United Cities Shareholder:


On behalf of the Board of Directors of United Cities Gas Company, thank you for sending in your proxy for the Special Meeting of Shareholders scheduled to be held on Tuesday, November 12, 1996.

To avoid the possibility of your shares being challenged or disqualified from voting for the reason(s) indicated below, we are requesting that you sign, date, and mail the enclosed new WHITE proxy card in the envelope provided.

|_| Your previous proxy was unsigned or not legible. (If signing as attorney, executor, adminstrator, corporate officer, authorized officer of a partnership, trustee or guardian, please sign and give your full title as such.)

|_| Your previous proxy was undated. (Please date and sign to conform with the name shown on the proxy.)

|_| Your previous proxy was not signed by all joint owners. (If shares are registered in the name of more than one person, each person should sign the proxy. If a joint tenant is deceased, please indicate that you are the surviving joint owner. If a tenant-in-common is deceased, the proxy should be signed by the executor or administrator of the deceased tenant-in-common, and proof of such person's status as executor or administrator should be sent with the proxy.)

|_| Your previous proxy omitted your title of authority. (If signing as attorney, executor, administrator, corporate officer, authorized officer of a partnership, trustee of guardian, please sign and give your full title as such.)

|_| Your previous proxy, as marked did not clearly specify your voting instructions. (Please sign, date and clearly mark your proxy.)

|_|          Other: __________________________________________________________


Since the Special Meeting is scheduled to be held on Tuesday, November 12, 1996, we would appreciate your signing, dating and mailing the enclosed WHITE proxy card today. If you have any questions about voting your shares, or want further information, please do not hesitate to call our proxy solicitor, Corporate Investor Communications, Inc. at (888) 868-3347 or collect at (201) 896-1900.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,



Gene C. Koonce
Chairman of the Board, President and
Chief Executive Officer

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United Cities Gas Company
Telephone Script




o Hello, my name is _______, and I'm calling on behalf of United Cities Gas Company. The purpose of this call is to obtain your voted proxy for the upcoming merger meeting with Atmos Energy.


o    Have you returned your WHITE proxy card already?


      YES?   Thank you for your support.


      NO? Your Board of Directors recommends a vote in favor of the merger. Your vote, as an owner of the company, is very important. Would you please return your proxy as soon as possible?


o You may receive a proxy card from Southern Union asking you to oppose this merger. Please disregard it if you intend to support this merger. Vote only on management's WHITE proxy card.


o If you have any further questions please call us toll-free at (888) 868-3347. Thank you.